EXHIBIT 10.1

STANDSTILL AND VOTING AGREEMENT

This Standstill and Voting Agreement (this “Agreement”) dated July 13, 2016 is by and among the persons and entities listed on Schedule A (collectively, the “Kanen Group”, and each individually a “member” of the Kanen Group) and Data I/O Corporation (the “Company”).

WHEREAS, the Kanen Group anticipates that it will beneficially own 2,240,000 of the common stock of the Company (the “Common Stock”), which represents approximately 28.35% of the issued and outstanding shares of Common Stock based upon the Company’s Form 10-Q for the quarterly period ending on March 31, 2016, and will reflect such holdings in a Schedule 13D to be filed by members of the Kanen Group with the United States Securities and Exchange Commission (the “SEC”);

WHEREAS, the Company’s Board of Directors (the “Board”) have considered the request of the Kanen Group for an exemption under the Company’s Rights Agreement, dated as of April 4, 1998, between the Company and Computershare Inc. (successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC)), as Rights Agent, as amended (the “Rights Agreement”) such that the anticipated beneficial ownership of greater than 15% of the Common Stock will not trigger the Rights Agreement;

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Rights Agreement Amendment. The Company shall amend the Rights Agreement by adopting Amendment No. 3 to the Rights Agreement in the form attached as Exhibit A hereto.

2.           Voting Agreement.

(a)           From the date hereof through the termination of this Agreement in accordance with its terms, at every meeting of the shareholders of the Company called with respect to any reason, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any reason, the Kanen Group shall vote or consent the Shares (as defined below) (or cause the Shares to be voted or consented) on any matter in the same proportion as all voting securities of the Company (other than the Shares or any other securities beneficially owned by the Kanen Group) are voted on such matter.  In addition to the other covenants and agreements of the Kanen Group provided for elsewhere in this Agreement, from the execution of this Agreement until the termination of this Agreement, the Kanen Group and each member shall not enter into any agreement, arrangement or understanding with any Person (as defined below) to take any action that would be inconsistent with the voting arrangement set forth in the foregoing sentence or that would otherwise have the effect of violating the provisions and agreements contained herein. Section 2 of this Agreement is intended to bind the Kanen Group and each member as shareholder(s) of the Company only with respect to the Shares and only in the manner expressly provided herein. Except as otherwise set forth in this Agreement, the Kanen Group and each member shall not be restricted from voting in favor of, voting against or abstaining with respect to, any other matter presented to the shareholders of the Company at a meeting thereof or in any action by written consent of the shareholders. Notwithstanding the foregoing, the Kanen Group and each member shall not be precluded from voting and exercising all voting and related rights of all securities of the Company then Beneficially Owned by the Kanen Group in respect of an Extraordinary Transaction.

(b)           Concurrently with the execution of this Agreement, the Kanen Group agrees to deliver to the Chief Executive Officer and the Chief Financial Officer of the Company a proxy in the form attached hereto as Exhibit B (the “Proxy”) covering the Shares, which shall be irrevocable to the extent provided in the Washington Business Corporation Act; provided, that such Proxy shall be automatically suspended at such time that the Kanen Group files a Schedule 13D with the SEC showing that its Beneficial Ownership is less than 15% of the then outstanding Common Stock; provided further, that such suspended Proxy shall be automatically reinstated with full force and effect at any time during the term of the Agreement that Beneficial Ownership of the outstanding shares of the Company’s Common Stock by the Kanen Group (together with the Kanen Group’s Affiliates and Associates) equals or exceeds 15% of the then outstanding Common Stock.

3.           Standstill.

(a)           Each member of the Kanen Group agrees that, during the term of this Agreement, it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) (collectively and individually, the “Kanen Affiliates”) to not:

(i)           (A) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consent to vote or advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve shareholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any shareholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), (B) make or be a proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) or (C) initiate, encourage or participate in any “withhold” or similar campaign, directly or indirectly;

(ii)           form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Kanen Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(iii)           sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by the Kanen Group or any Kanen Affiliate to any person or entity not a (A) party to this agreement, (B) member of the Board, (C) officer of the Company or (D) a Kanen Affiliate (a “Third Party”) that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such, except in a transaction approved by the Board;

(iv)           effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or frustrate or seek to frustrate any Extraordinary Transaction proposed or endorsed by the Company, or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the (x) tender (or action not to tender) by the Kanen Group or a Kanen Affiliate of any securities of the Company into any tender or exchange offer or (y) vote by the Kanen Group or a Kanen Affiliate of any securities of the Company with respect to any Extraordinary Transaction (in accordance with the terms of this Agreement);

(v)           engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;

(vi)           (A) call or seek to call any meeting of shareholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, (C) seek the removal of any member of the Board, (D) solicit consents from shareholders or otherwise act or seek to act by written consent, or (E) conduct a referendum of shareholders;

(vii)           take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s articles of incorporation or the by-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii)           make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged, the Company, any of the Company’s Affiliates, or any of the Company’s past, present or future officers or directors appointed during the term of this Agreement;

(ix)           other than litigation to enforce the provisions of this Agreement, institute, solicit or assist or join as a party (or threaten to institute, solicit, assist or join as a party), any action, complaint, litigation, arbitration, or similar proceeding against or to which the Company, its Affiliates or any of their respective past, present or future directors, officers or employees appointed during the terms of this agreement (including derivative actions) is a party;

(x)           make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(xi)           enter into any discussions, negotiations, agreements or understandings with any Third Party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(xii)           take any action that would result in the Kanen Group or any member becoming an Acquiring Person under the Rights Agreement; or

(xiii)           request, directly or indirectly, any amendment or waiver of the foregoing.

The foregoing provisions of this Section 3(a) shall not be deemed to prohibit the Kanen Group or its directors, officers, partners, employees, members or agents (acting in such capacity)

(“Representatives”) from communicating privately with, or from privately requesting a waiver of any of the foregoing provisions of this Section 3(a) from, the Company’s directors or officers, so long as such communications or requests are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or requests. Each member of the Kanen Group further agrees that the foregoing provisions shall apply, mutatis mutandis, with respect to (x) any and all of the Company’s subsidiaries and (y) any and all other entities in which the Company, to the knowledge of the Kanen Group, directly or indirectly, beneficially owns at least 20% of the outstanding capital stock, in each case to the same extent as such provisions apply with respect to the Company.

4.           Definitions.

(a)           “Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act,

(b)           “Change of Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding (x) any member of the Kanen Group or any of their respective Affiliates and (y) any group arising solely by reason of this Agreement), directly or indirectly, obtains beneficial ownership of 50% or more of the outstanding Company Common Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the shareholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Common Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of the voting power of the outstanding shares of Common Stock (and any other class of voting stock) of the surviving or resulting entity in such transaction immediately following the consummation of such transaction.

(c)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d)           “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares, and includes any successor (by merger or otherwise) of such individual or entity.

(e)           “Shares” shall mean, with respect to the Kanen Group, (i) all shares of Common Stock held beneficially or of record by the Kanen Group (together with the Kanen Group’s Affiliates and Associates), in excess of 15% of the Common Stock outstanding as of the record date of the applicable vote or action by written consent of the Company’s shareholders and (ii) any shares of capital stock of the Company other than Common Stock, or other securities of the Company having voting power generally, that the Kanen Group (together with Kanen Group’s Affiliates and Associates) purchases or with respect to which the Kanen Group otherwise acquires record or beneficial ownership after the date of this Agreement.

(f)           “Transfer” means, with respect to any share of Common Stock (or direct or indirect economic or other interest therein), a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the creation of a derivative security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law.

5.           Representations of the Company. The Company represents and warrants to the Kanen Group as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b)

this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

6.           Representations and Covenants of the Kanen Group. The Kanen Group, jointly and severally, represent and warrant to the Company as follows: (i) each member of the Kanen Group that is an entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each member of the Kanen Group has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (iii) this Agreement has been duly and validly authorized, executed and delivered by each member of the Kanen Group, constitutes a valid and binding obligation and agreement of each member of the Kanen Group and is enforceable against each member of the Kanen Group in accordance with its terms; (iv) the Kanen Group, together with the Kanen Affiliates, anticipates that it will beneficially own, directly or indirectly, an aggregate of 2,240,000 shares of Common Stock and such shares of Common Stock will constitute all of the Common Stock beneficially owned by the Kanen Group and the Kanen Affiliates or in which the Kanen Group or the Kanen Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; (v) the Kanen Group shall inform any party with shared voting or dispositive power over such securities of the terms of this Agreement; and (vi) as of the date of this Agreement, the Kanen Group beneficially owns less than 15% of the outstanding Common Stock.

7.	Suspension and Termination.

(a)           Notwithstanding the foregoing, Sections 2 and 3 of this Agreement shall be automatically suspended at such time that the Company enters into a definitive agreement providing for a Change of Control (a “Change of Control Agreement”); provided, however, that upon public announcement of the termination of the Change of Control Agreement by any party thereto, Sections 2 and 3 of this Agreement shall be automatically reinstated with full force and effect for the remainder of the term of this Agreement, unless further suspended or unless this Agreement is otherwise terminated pursuant to Section 7(b).

(b)           This Agreement is effective as of the date hereof and shall remain in full force and effect until the earlier of (i) the mutual written agreement of the Kanen Group and the Company, (ii) the second anniversary of the date of this Agreement or (iii) upon consummation of a Change of Control.

(c)           Pursuant to the provisions of this Section 7(c), Sections 9 through 16 shall survive the termination of this Agreement. No termination pursuant to Section 7(b) shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

8.	Public Announcement.

(a)           The Company shall file promptly a Form 8-K (the “Form 8-K”) reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.

(b)           The Kanen Group shall promptly, but in no case prior to the date of the filing of the Form 8-K by the Company pursuant to Section 6(a) hereof, prepare and file a Schedule 13D with respect to the Company reporting the beneficial ownership reflected in this Agreement and entry into this Agreement and amending the applicable items to conform to the obligations hereunder.

(c)           The parties shall mutually agree to a summary description of this Agreement which shall be used to describe this Agreement in both the Company’s Form 8-K and the Kanen Group’s Schedule 13D. The Kanen Group and Kanen Affiliates shall provide the Company with reasonable opportunity to review and comment upon the Schedule 13D prior to filing, and shall consider in good faith any changes proposed by the Company.

(d)           The Company shall promptly issue a press release to be mutually agreed with the Kanen Group in connection with this Agreement.

(e)           None of the Kanen Group or the Kanen Affiliates shall (i) issue a press release in connection with this Agreement or the actions contemplated hereby or (ii) except as contemplated by Section 8(d), otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby, other than as mutually agreed to by the Company and the Kanen Group.

9.           Miscellaneous. The parties agree that irreparable damage could occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage may not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts of the State of Washington, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of such federal or state courts of the State of Washington in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Washington, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 12 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF WASHINGTON APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.           Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

11.           Entire Agreement; Amendment. This Agreement and the Rights Agreement Amendment contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12.           Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by e-mail, when such e-mail is transmitted to the e-mail address set forth below and the appropriate confirmation is received:

if to the Company:	Data I/O Corporation
6645 185th Ave. N.E., Suite 100
Redmond, WA 98052
Attention: Chief Financial Officer
With a copy to the General Counsel of Data I/O Corporation at the same address

if to the Kanen Group:	Kanen Wealth Management LLC
10141 Sweet Bay Ct.
Parkland, Florida 33076
Attention: David Kanen

13.           Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14.           Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

15.           No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

16.           Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

DATA I/O CORPORATION

By: /s/ Anthony Ambrose
Name:  Anthony Ambrose
Title:  President & CEO

By: /s/ David Kanen
David Kanen

KANEN WEALTH MANAGEMENT LLC

By: /s/ David Kanen
Name:  David Kanen
Title:  President

Schedule A

Members of Kanen Group

DAVID KANEN

KANEN WEALTH MANAGEMENT LLC

Exhibit A

Form of Rights Agreement Amendment

AMENDMENT NO. 3 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 TO RIGHTS AGREEMENT (this “Amendment") is made as of July 13, 2016, by and between Data I/O Corporation, a Washington corporation (the "Corporation"), and Computershare Inc. (successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC)), a Delaware corporation (the “Rights Agent”), with respect to the following facts and circumstances.

WHEREAS, the Corporation and the Rights Agent entered into a rights agreement dated as of April 4, 1998, as amended by that certain Amendment No. 1 to Rights Agreement dated as of February 9, 1999, and as further amended by that certain Amendment No. 2 to Rights Agreement dated as of April 3, 2008 (collectively, the “Rights Agreement”);

WHEREAS, the Corporation and the Rights Agent desire to further amend the Rights Agreement on the terms and conditions set forth below;

WHEREAS, the Corporation hereby certifies to the Rights Agent that this Amendment is in compliance with the terms of Section 25.2 of the Rights Agreement; and

WHEREAS, all capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.  Amendment to Name of Rights Agent.  The Rights Agreement is hereby amended by deleting each reference to “Mellon Investor Services LLC” and replacing each such reference with “Computershare Inc.”.

2. Amendment to Section 25.1.1. Section 25.1.1 of the Rights Agreement is hereby amended by deleting the Notices address and replacing it with the following address:

Data I/O Corporation
6645 185th Ave. N.E., Suite 100
Redmond, WA 98052

3. Amendment to Section 25.1.2. Section 25.1.2 of the Rights Agreement is hereby amended by deleting the Notices address and replacing it with the following address:

Computershare Inc.
P.O. Box 30170
College Station, TX 77842-3170

with overnight notification to:

Computershare Inc.
211 Quality Circle, Suite 210
College Station, TX 77845

4.  The definition of "Acquiring Person" set forth in Section 1.1 of the Rights Agreement is hereby amended by the deletion of the period that currently appears at the end of said Section 1.1, the replacement of such period with a semicolon and the addition of the following words after such semicolon:

"; and further provided, that none of David Kanen, and Kanen Wealth Management LLC (together the "Kanen Parties"), shall be treated for any purpose of this Agreement as an Acquiring Person unless and until any one or more of the Kanen Parties, individually or in the aggregate with any one or more of the other Kanen Parties, Beneficially Owns at least 28.5% of the then outstanding shares of Common Stock, it being expressly intended, however, that (i) each of the Kanen Parties shall be deemed an Acquiring Person in the event that any Kanen Party Beneficially Owns any other shares of Common Stock, which other shares, when aggregated with any shares of Common Stock Beneficially Owned by any of the Kanen Parties, represent 28.5% or more of the then outstanding Common Stock and (ii) the foregoing exception to the general definition of the term "Acquiring Person" set forth in this Agreement is exclusively for the benefit of the Kanen Parties and any determination  regarding the status of any other Person as an Acquiring Person for any purpose of this Agreement shall be made without reference to such exception.”.

5.  Except as specifically modified by this Amendment, the Rights Agreement shall remain in full force and effect in all respects.

6. This Amendment may be executed by the parties hereto in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

7.  This Amendment shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

DATA I/O CORPORATION

By:	/s/ Anthony Ambrose
Name:	Anthony Ambrose
Title:	President & CEO

COMPUTERSHARE INC., as Rights Agent

By:	/s/ Joseph S. Campbell
Name:	Joseph S. Campbell
Title:	Vice President

Exhibit B

IRREVOCABLE PROXY TO VOTE STOCK OF DATA I/O CORPORATION

1.
The undersigned shareholder of Data I/O Corporation, a Washington corporation (the “Company”), hereby irrevocably (to the full extent permitted by the Washington Business Corporation Act) appoints the Chief Executive Officer and Chief Financial Officer of the Company, and each of them, as the sole and exclusive proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the Shares (as defined in the Standstill and Voting Agreement, dated as of July 13, 2016 (the “Standstill and Voting Agreement”)), by and among the Company and the undersigned in accordance with the terms of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until the termination of the Standstill and Voting Agreement.

2.
This Proxy is coupled with an interest, is irrevocable (to the extent permitted by the Washington Business Corporation Act), is granted pursuant to the Standstill and Voting Agreement and is granted in exchange for valid consideration.

3.
The proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the termination of the Standstill and Voting Agreement, to act as the undersigned’s proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Washington Business Corporation Act), at every annual, special, adjourned or postponed meeting of the shareholders of the Company and in every written consent in lieu of such meeting in the manner provided in the Standstill and Voting Agreement.

4.
Notwithstanding the foregoing, the undersigned shall not be precluded from voting and exercising all voting and related rights of all securities of the Company then Beneficially Owned by the Kanen Group in respect of an Extraordinary Transaction.  Further:

a)
This Proxy shall be automatically suspended at such time that the undersigned file a Schedule 13D with the U.S. Securities and Exchange Commission showing that their Beneficial Ownership of the outstanding shares of the Company’s common stock is less than 15%; provided, that such suspended Proxy shall be automatically reinstated with full force and effect at any time during the term of the Standstill and Voting Agreement that Beneficial Ownership of the outstanding shares of the Company’s common stock by the undersigned (together with the undersigned’s affiliates and associates) equals or exceeds 15% of the then outstanding common stock.

b)
This Proxy shall be automatically suspended at such time that the Company enters into a definitive agreement providing for a Change of Control; provided, however, that upon public announcement of the termination of the Change of Control Agreement by any party thereto, this Proxy shall be automatically reinstated with full force and effect for the remainder of the term of the Standstill and Voting Agreement, unless further suspended or unless the Standstill and Voting Agreement is otherwise terminated pursuant to Section 7(b) therein.

5.	All capitalized terms used but not defined herein shall have the meanings set forth in the Standstill and Voting Agreement.

6.	This Proxy shall automatically terminate and be of no further force and effect upon the termination of the Standstill and Voting Agreement.

7.	Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

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By: /s/ David Kanen
David Kanen

KANEN WEALTH MANAGEMENT LLC

By: /s/ David Kanen
Name:  David Kanen
Title:  President

Dated: July 13, 2016

(Signature Page to Irrevocable Proxy to Vote Stock of Data I/O Corporation)